Exhibit 10.42

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

MASTER SUPPLY AGREEMENT

THIS MASTER SUPPLY AGREEMENT (this “Agreement”) is entered into as of January 25, 2022 (the “Effective Date”), by and between ClearPoint Neuro, Inc., a Delaware corporation (“ClearPoint”) and Aspen Neuroscience, Inc., a Delaware corporation (“Company”). ClearPoint and Company may be referred to as a “Party” or collectively as the “Parties.”

BACKGROUND

WHEREAS, ClearPoint has developed and manufactures and supplies certain Products (as defined below); and

WHEREAS, Company desires that ClearPoint manufacture and supply the Products and provide certain Services (as defined below) to Company as further described herein; and

WHEREAS, ClearPoint and Company desire to enter into this Agreement to set forth their mutual agreement with respect to the foregoing and certain other matters.

AGREEMENT

NOW THEREFORE, in consideration of the premises above and the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.
Definitions. As used in this Agreement, the following terms shall have the following meanings.
(a)
“Affiliates” means, with respect to either Company or ClearPoint, any Person which controls, is controlled by, or is under common control with Company or ClearPoint, as the case may be. As used in the definition of Affiliate, “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the outstanding stock, shares or other voting securities or has other comparable ownership interest with respect to any Person other than a corporation; or (b) the direct or indirect power, whether pursuant to contract, ownership of securities or otherwise, to direct or cause the direction of the management and policies of such other Person,
(b)
“Applicable Law” means all international, national, federal, state, provincial, and local laws, statutes, codes, rules, regulations, ordinances, orders, proclamations, demands, executive orders, decrees, or other pronouncements or requirements of any governmental, administrative or judicial authority having the effect of law that govern the Parties’ respective obligations hereunder.

(c)
“Confidential Information” means any and all information provided by either Party (or its Affiliates, employees, designees, or agents) to the other Party (or its Affiliates, employees, designees, or agents) and regardless of the manner in which furnished, whether tangible or intangible and whether or not stored, compiled or memorialized physically, electronically, graphically or in writing, including but not limited to: (i) information relating to the Products; (ii) content, technical information, designs, documentation, methods, techniques, processes, know-how, trade secrets, or technology related to any proprietary works or other intellectual property owned by either Party; (iii) sales information and sales data (including, without limitation, information related to selling techniques, pricing, commission structures, marketing plans, existing and potential customer lists, and customer orders and ordering practices); (iv) information about any current, pending, or future products and services that may be offered to customers or consumers or withdrawn from distribution by either Party or its Affiliates; (v) planned and future promotions and significant business dates; and (vi) any documents or other materials marked “Confidential” or specifically communicated by either Party or its affiliates as “Confidential.” Notwithstanding anything to the contrary set forth herein, the types of information described in Section 9(c) shall not be considered Confidential Information for purposes of this Agreement.
(d)
“Custom Products” means Products that have been enhanced, improved, or customized by ClearPoint solely for use by and on behalf of Company or any of its Affiliates pursuant to a development agreement mutually agreed upon arid executed by ClearPoint and Company.
(e)
“Deliver” or “Delivery” means, with respect to a Product, the delivery of such Product to Company FOB Origin from the applicable ClearPoint facility.
(f)
“Intellectual Property” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications, and any other intellectual property of any kind (whether or not protectable under patent, trademark, copyright, or similar laws) related to the Products.
(g)
“Ordering Party”. means Company or any of its Affiliate that is the party to a Purchase Order.
(h)
“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, or any other entity.
(i)
“Product” means those Product(s) set forth in Appendix 1 which may be updated as mutually agreed upon in writing by the Parties from time to time. Any amendment to Appendix 1 shall be in a writing executed by both Parties, referencing this Agreement, and which once executed shall modify and replace the then-current Appendix 1.
(j)
“Purchase Order” means a written purchase order referencing this Agreement and mutually agreed upon by the Parties for the purchase of Products by the Company or its Affiliates from ClearPoint.

(k)
“Regulatory Authority” means the United States Food and Drug Administration, any successor agency, or any counterpart or equivalent agency or regulatory body in any other country.
(l)
“Services” means certain professional services to be performed by ClearPoint pursuant to a Statement of Work.
(m)
“Statement of Work” means a written order referencing this Agreement for the performance of Services by ClearPoint in connection with this Agreement and mutually agreed upon by the Parties in writing.
(n)
“Unit” means a single quantity of a Product.
2.
Responsibilities. ClearPoint agrees to supply and sell the Products to Company and its Affiliates during the Term (as defined in this Agreement) in accordance with the terms of this Agreement. During the Term, ClearPoint agrees to use commercially reasonable efforts to: (i) manufacture, supply, and sell the Products (by full or partial shipment) ordered by an Ordering Party pursuant to a Purchase Order; and (ii) perform certain Services set forth in a Statement of Work. For avoidance of doubt, nothing herein shall limit ClearPoint’s rights to sell, offer, license, or otherwise commercialize the Products and Services to any third-party customer in any jurisdiction. Each Party’s obligations and performance under this Agreement are and shall be subject in all respects to and in compliance with all Applicable Laws, including those that govern the supply, marketing, advertising, or use of the Products contemplated by this Agreement, including without limitation the regulations of any Regulatory Authority applicable to a Party’s performance of its obligations under this Agreement. ClearPoint makes no representation or warranty with respect to the suitability of the use of the Products or the approval or clearance of the Products by any Regulatory Authority with respect to Company’s intended use. Company shall be solely responsible for, at its own risk, cost, and expense, all approvals or clearances by Regulatory Authorities relating to Company-developed therapies and products which incorporate the Products.
3.
Order and Delivery of Products.
(a)
Products are available for purchase by and supply to Ordering Parties pursuant to a Purchase Order. Each Purchase Order shall be subject to the terms of this Agreement and specify the quantities, pricing, and terms of sale with respect to the Products and sale thereof. All Purchase Orders must be accepted in writing (which may be given by email by an authorized ClearPoint representative) by ClearPoint. Company Affiliates may place an order for Products pursuant to a Purchase Order. Company shall be responsible for any Company Affiliate’s acts or omissions and compliance with the applicable terms of this Agreement. On the Effective Date, Company shall deliver to ClearPoint a rolling, twelve (12)-month forecast estimating Company’s and its Affiliates’ requirements for the Products during the immediate, subsequent twelve (12)-month period. Thereafter, no later than the first day of each quarter thereafter during the Term, Company shall provide ClearPoint with a rolling twelve (12)-month forecast of the requirements of Company and its Affiliates for the Products for such period (or the period until the expiration of the Term, if shorter) (each such twelve (12) month forecast, a “Forecast”). Such Forecasts shall not be binding unless otherwise agreed upon by the authorized representatives of the Parties.

(b)
Products shall be shipped and Delivered to the location designated by the Ordering Party in the Purchase Order. Any time quoted for Delivery is an estimate only; provided, however, that ClearPoint shall use commercially reasonable efforts to deliver all Product on or before the requested Delivery date. The Parties agree that the risk of loss and title with respect to such Products shall transfer from ClearPoint to Company upon Delivery, and Company shall bear all risk and liability with respect to such Products thereafter.
4.
Services. During the Term, Company may engage ClearPoint to perform certain Services, including without limitation, the support of Company’s clinical cases by ClearPoint’s clinical support team as necessary to handle infusions and/or site training related to the Products. Such Services shall be performed in accordance with the terms of a mutually agreed upon Statement of Work, which shall be subject to all of the terms of this Agreement and Applicable Law, and identify (i) the Services to be performed; (ii) ClearPoint personnel required for the performance of the Services, if any; (iii) fees for the Services; and (v) such other terms as the Parties may mutually agree as set forth in the applicable Statement of Work. To the extent Company requests ClearPoint to perform Services consisting of the development of Custom Products, which may include custom cannula, navigation systems, or software as mutually agreed upon by the Parties, the Parties must negotiate and enter into a development agreement mutually agreed upon by the authorized representatives of the Parties in writing before such Services shall be performed by ClearPoint.
5.
Company Obligations. Company shall be solely responsible for the acts or omissions of any Company Affiliate purchasing Products or receiving Services hereunder. Company is not authorized or empowered to, and covenants that it will not, do any of the following on behalf of ClearPoint: (i) create any contract or obligation, either express or implied; (ii) conduct any business under the name or for the account of ClearPoint; (iii) make any promise, warranty, or representation with respect to any of the Products; (iv) modify or alter any of the Products; or (v) use any trademarks, service marks, trade names, or logos of ClearPoint, except as expressly approved in writing by ClearPoint. In the event Company or its employees or agents make any representations, warranties, or commitments to any client or customer of Company with respect to ClearPoint and/or the Products, such representations, warranties, and commitments will be those of Company alone and will not be attributed to ClearPoint.
6.
Term; Termination.
(a)
This Agreement shall commence on the Effective Date and continue in full force and effect for a period of five (5) years (the “Initial Term”) unless otherwise terminated in accordance with this Section 6 (the “Initial Term”). Upon expiration of the Initial Term, the Agreement shall automatically renew for subsequent, successive one (1) year periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”) unless a Party provides the other Party written notice at least one hundred eighty (180) days prior to the expiration of the then-current Term of its intent to not renew and terminate this Agreement.
(b)
If a Party materially breaches any provision of this Agreement, the non-breaching Party shall give written notice thereof to the breaching Party stating the nature of such breach. If the breaching Party has not cured such breach within thirty (30) days after receipt of such notice to cure (or in the event that such breach cannot be cured within said thirty (30) day period, and the breaching Party has not commenced such cure within said thirty (30) days and thereafter diligently pursued said cure to its completion), the non-breaching Party shall have the right, in addition to all other rights and remedies available to it under law or in equity, to terminate this Agreement immediately thereafter upon ten (10) days’ notice in writing to the breaching Party. For clarity, if a Party materially breaches any provision of a Statement of Work, the non-breaching Party may terminate such Statement of Work in the same manner and within the same timelines as set forth in this Section 6(b), and this Agreement and all other Statements of Work shall remain in full force and effect.
7.
Effect of Termination.
(a)
Upon termination of this Agreement for any reason, the Parties shall promptly return to the other all copies of any data, records, or materials of whatever nature or kind, including all materials incorporating the Confidential Information or Intellectual Property of the other Party.
(b)
Termination or expiration of this Agreement will not affect any payments accruing prior to the effective date of such termination. In the event of termination of this Agreement, ClearPoint will use commercially reasonable efforts to cancel any third-party obligations accrued as a result of this Agreement. In all cases other than the termination of this Agreement by Company pursuant to Section 6(b), Company shall be responsible for paying any non-cancelable costs or expenses incurred by ClearPoint in connection with such third-party obligations incurred pursuant to a Purchase Order or Statement of Work. In addition to any terms of this Agreement which, by their own terms, survive the termination of this Agreement, the following sections and subsections of this Agreement shall survive any termination or expiration of the Agreement: Sections 1, 7, 8, 9, 11, 15, 16, 17, 19, 20, 21, 22, 23, and 25.
8.
Ownership of Intellectual Property.
(a)
ClearPoint retains all rights, title, and interest in and to the Products and all Intellectual Property rights therein. Company shall not have and shall not claim any rights, title, or interests, including without limitation any Intellectual Property rights, in the Products sold to Company pursuant to this Agreement. Except to the extent otherwise set forth in a development agreement with respect to Custom Products, all improvements, additions, or variations made by or on behalf of ClearPoint relating to the Products, whether or not protected or capable of protection under applicable Intellectual Property laws, and whether or not made at the request of Company (collectively, “Improvements”), upon creation, as between Company and ClearPoint, shall at all times, including from the time of creation of any such Improvements, be the sole and exclusive property of ClearPoint. Company shall execute all documentation or other reasonable instruments deemed necessary by ClearPoint to secure and enforce ClearPoint’s rights hereunder.
(b)
Company shall promptly notify ClearPoint in writing if it becomes aware of: (i) any claims, allegations, or notification that the marketing or use of a Product may or will infringe any Intellectual Property of any other person or entity; and (ii) any determination or discovery that any person or entity is or may be infringing any Intellectual Property owned by ClearPoint.

9.
Confidentiality. In furtherance of a mutually advantageous business relationship, the Parties may, during the Term, disclose to each certain Confidential Information. Each Party agrees that:
(a)
Any Confidential Information disclosed will remain the sole property of the disclosing Party. For clarity, any Confidential Information of an Ordering Party other than the Company shall be deemed to be the Confidential Information of the Company for purposes of this Agreement.
(b)
The receiving Party will hold such Confidential Information in strict confidence by using the same degree of care, but in no event less than a reasonable standard of care, as such Party uses its information of like importance, and shall use such Confidential Information solely in its performance under the terms of this Agreement. The receiving Party will not disclose such Confidential Information to any Third Party other than the receiving Party’s officers, directors, owners, employees, agents, and representatives to whom such disclosure is required for the purposes of this Agreement and then only to persons who have been advised of this Agreement and the receiving Party’s obligations under this Section 9 and have agreed in writing to be bound no less restrictive than those set forth in this Section 9. The receiving Party shall be responsible for a breach of this Section by any such officers, directors, owners, employees, agents, or representatives of the receiving Party.
(c)
The receiving Party’s obligations under this Agreement will not extend to any information that: (i) can be shown by the receiving Party by written documentation to have been known to the receiving Party prior to the date of this Agreement from a source other than one having an obligation of confidentiality to the disclosing Party; (ii) can be shown by the receiving Party by written documentation to have become known to the receiving Party independently of the disclosure by the disclosing Party unless from a source having an obligation of confidentiality to the disclosing Party; or (iii) becomes publicly known by public use or publication or otherwise ceases to be secret or confidential, through no fault of the receiving Party.
(d)
In the event that a receiving Party is requested pursuant to, or required by, Applicable Law or a legal process to disclose any Confidential Information of the disclosing Party, the receiving Party shall (i) immediately notify the disclosing Party in writing of the request or requirement so that the disclosing Party may seek a protective order or other appropriate remedy or the disclosing Party, in its sole discretion, may waive compliance with the terms of this Agreement; and (ii) consult with the disclosing Party regarding the advisability of taking legally available steps to resist or narrow the request or requirement. If a protective order or other remedy is not obtained and the disclosing Party does not waive compliance with the terms of this Agreement, the receiving Party agrees to (A) furnish only that portion of the Confidential Information that the receiving Party is advised by written opinion of counsel is legally required; (B) exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information; and (C) provide the disclosing Party with written notice of the Confidential Information to be disclosed as far in advance of disclosure as is practicable.

(e)
Any trade secrets included in the Confidential information will also be entitled to all of the protections and benefits under applicable trade secret law. Any trade secrets of the disclosing Party will also be entitled to that same protection that receiving Party affords its trade secrets; provided, however, that the disclosing Party shall not, in order to be entitled to such protections and benefits, be subject to, and the receiving Party hereby waives, any requirement that the disclosing Party submit proof of the economic value of any trade secret or post a bond or other security. The Parties acknowledge and agree that, in the event a court of competent jurisdiction determines that information that the disclosing Party deems to be a trade secret is not a trade secret under applicable law, such information will nevertheless be deemed to be Confidential Information for purposes hereof. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting either Party’s rights under applicable law to protect its trade secrets and Confidential Information.
(f)
The Parties agree that a breach of this Section 9 by the receiving Party or its Affiliates, representatives, or employees would cause irreparable damage and harm to the disclosing Party that could not be compensated for by monetary damages. Accordingly, in the event of the breach or imminently threatened breach of this Section 9, by the receiving Party, the disclosing Party, in addition to and not in limitation of its right to receive monetary damages or pursue other rights and remedies available under this Agreement or at law or in equity, shall be entitled to injunctive relief from a court of competent jurisdiction, without the posting of bond or other surety.
10.
Representations and Warranties; Disclaimer. Each Party hereby represents and warrants that: (i) such Party has a licenses or permits and regulatory and governmental approvals necessary for the conduct of its business and, with respect to ClcarPoint, the supply of the Products; and, with respect to Company, the use, sale or distribution of such Products; (ii) it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances, or rights of any kind held by other parties, private or public, that are inconsistent with the provisions of this Agreement; and (iii) the execution and delivery of this Agreement by such Party has been authorized by all requisite corporate or company action and this Agreement is and will remain a valid and binding obligation of such Party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. COMPANY ACKNOWLEDGES THAT THE PRODUCTS PURCHASED BY COMPANY UNDER THIS AGREEMENT MAY CONTAIN, BE CONTAINED IN, INCORPORATED INTO, ATTACHED TO, OR PACKAGED TOGETHER WITH PRODUCTS MANUFACTURED BY A THIRD PARTY AND THAT CLEARPOINT MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY SUCH THIRD-PARTY PRODUCTS.

11.
Indemnification and Limitation on Liability.
(a)
ClearPoint will indemnify, defend, and hold harmless Company, its Affiliates and its and their respective officers, directors, employees, subcontractors, representatives, and agents (collectively, the “Company Indemnitees”) against any and all losses, damages, liabilities, judgments, disbursements of any kind and nature, suits, cost, or expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Company Indemnitee by any third party (each a “Claim”) to the extent they arise out of or relate to any infringement or misappropriation of the Intellectual Property of any third party to the extent arising out of the manufacture or sale of the Products as supplied by ClearPoint; provided, however, the foregoing indemnification obligation shall not apply to the extent arising from: (i) a Product that has been reconstructed, repaired, or altered by any person other than ClearPoint, (ii) a Product that has been subject to abuse, misuse, neglect, improper storage, or improper handling, (iii) a Custom Product; and provided further, the foregoing indemnity shall not apply to Losses attributable to a Company Indemnitee’s negligence or willful misconduct; or (iv) the use, export, or distribution of the Products outside of the United States.
(b)
Company will indemnify, defend and hold harmless ClearPoint, its Affiliates and its and their respective officers, directors, employees, approved subcontractors, representatives, and agents (collectively, the “ClearPoint Indemnitees”) against any and all Losses in connection with any and all Claims to the extent they arise out of or relate to Company’s (or its Affiliate’s) use, sale, or distribution of the Products, including without limitation any violation of Applicable Law; and provided further, the foregoing indemnity obligations shall not apply to Losses attributable to a ClearPoint Indemnitee’s gross negligence or willful misconduct.
(c)
Each Party must notify the other Party within thirty (30) days of receipt of any Claims made for which the other Party might be liable under Sections 11(a) or 11(b), as the case may be. Subject to Section 11(d), the indemnifying Party will have the sole right to defend, negotiate, and settle such Claims. The indemnified Party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that, subject to Section 11(d), the indemnifying Party will have final decision-making authority regarding all aspects of the defense of any Claim. The Party seeking indemnification will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party.
(d)
Neither Party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified Party will not unreasonably withhold, conditioned, or delay such consent. Notwithstanding the foregoing, the Party will not agree to settle any Claim on such terms or conditions as would materially and adversely impair the other Party’s ability or right to manufacture, market, sell, or otherwise use Products, or as would impair the other Party’s ability, right, or obligation to perform its obligations under this Agreement.

(e)
TN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS, DAMAGES CAUSED BY FAILURE TO SUPPLY, OR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS A RESULT OF A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 9. EXCEPT IN THE CASE OF A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 9, [***].
(f)
ClearPoint warrants to Company that, for the applicable Product Warranty Period, (1) the Products will be free from defects in material and workmanship under normal use, (2) the Products will conform in all material respects with the applicable written technical specifications for such Products, and (3) when used in accordance with the applicable user manual, technical specifications, instructions for use and labeling regarding the operation and use of the Products as made available by ClearPoint to Customer (“Documentation”),the Products arc fit for the purposes and indications described in such Documentation. If Company promptly notifies ClearPoint of Company’s warranty claim during the applicable Product Warranty Period, ClearPoint will, at its option, repair, adjust or replace the non-conforming Product. The foregoing expresses Company’s sole and exclusive remedy, and ClearPoint’s sole and exclusive liability, for any breach of warranty with respect to the Products. ClearPoint will not have any obligation to Company hereunder if the warranty claim results from or arises out of: (a) any repair, modification or alteration of a Product by Company or any third party without the express written consent of ClearPoint; (b) failure of Company to use or maintain the Product in accordance with applicable Documentation; (c) use of the Product with accessories, devices, instruments or software that are not approved by ClearPoint; (d) any cause external to the Product or beyond ClearPoint’s reasonable control; or (e) abuse, negligence or accident. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE WARRANTY AND REMEDY SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND REMEDIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED. CLEARPOINT DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, IN CONNECTION WITH ANY PRODUCT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. For purposes of this paragraph, the “Product Warranty Period” will mean (i) for any Product having an expiration date, the period of time up to such stated expiration date, and (ii) for any Product not having an expiration date, a period of [***] from the date the Product is delivered to Company.
12.
Purchase Price; Invoicing. The purchase price for each Unit of Product (each, a “Purchase Price”) is set forth on Appendix 1. ClearPoint will invoice Company in according to the invoice schedule set forth in the applicable Purchase Order or Statement of Work. Payment of undisputed invoices will be due thirty (30) days after receipt of the invoice. Duty, sales, use or excise taxes imposed by any governmental entity that apply to the Products or provision of Services shall be borne by Company (other than taxes based upon the income of ClearPoint).

13.
Assignment; Binding Agreement. Neither this Agreement nor any rights under this Agreement, may be assigned or otherwise transferred by Company, in whole or in part, whether voluntary or by operation of law (except in connection with a change of control or sale of all or substantially all of the business or assets of Company), without the prior written consent of ClearPoint, and any purported transfer shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, Company and ClearPoint and their respective successors and assigns.
14.
Subcontracting. For avoidance of doubt ClearPoint may subcontract any of its obligations hereunder to a third party, including to any ClearPoint Affiliate, without the prior written consent of Company. ClearPoint will be responsible for the performance of any such subcontractors, including any costs or expenses related thereto.
15.
Governing Law; Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, excluding any choice of rules. Each Party hereby waives any right to trial by jury with respect to any dispute, suit, action or proceeding arising out of or relating to this Agreement or otherwise relating to the relationship of the Parties, whether in contract, tort or otherwise.
16.
Severability. In the event that any provision of this Agreement is found invalid or unenforceable, it will be enforced to the extent permissible and the remainder of this Agreement will remain in full force and effect.
17.
Non-Solicitation. During the Term of this Agreement and for a period of six (6) months thereafter, neither Party shall, directly or indirectly, solicit for hire any full-time employee of the other Party or encourage any employee to cease employment with such Party; provided, however, the foregoing would not prevent the hiring of (i) any current employee of the other Party who responds to job posting or advertisement of such Party or who independently seeks employment with such Party; (ii) any person who is presented by the other Party by a third-party recruiting firm (provided that (A) such employee had to have given consent to such recruiting firm to make such presentation and (B) such Party cannot have provided the name of such employee to such third party recruiting firm); (iii) any former employee of the other Party; (iv) any employee whose base compensation has been materially reduced by the other Party; or (v) any employee whose employment is terminated, restructured, or downsized during the Term of the Agreement or six (6) months thereafter.
18.
Force Majeure. The performance by each Party of any obligation imposed upon it by this Agreement shall be excused (other than Company’s obligation to pay for any Products purchased prior to such non-performance) if such failure is caused by, or attributable to, any event or circumstance beyond such Party’s own direct, reasonable control, including, but not limited to, any act of God, war, riots, terrorist acts, fire, explosion, flood, strike, lockout, unavailability of materials, communication network failures or third party hardware failures, governmental restriction, epidemic or pandemic, or any other similar cause. The Party affected by any event of force majeure will promptly notify the other Party, explaining the nature, details and expected duration of the force majeure event. Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other Party of the cessation of any such event.

A Party affected by an event of force majeure will use its reasonable efforts to remedy, remove, or mitigate such event and the effects of it with all reasonable dispatch. If a Party anticipates that an event of force majeure may occur, such Party will notify the other Party of the nature, details and expected duration of the force majeure event. Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.
19.
No Third-Party Beneficiary. It is the explicit intention of the Parties that no person or entity other than ClearPoint or Company is or shall be entitled to bring any action to enforce any provision of this Agreement against ClearPoint or Company, and the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by the Parties or their respective permitted successors and assigns hereunder.
20.
Notices. All notices must be in writing and sent to the address for the recipient set forth in this Agreement below or at such other address as the recipient may specify in writing under this procedure. All notices must be given by (a) personal delivery, with receipt acknowledged; or (b) prepaid certified or registered mail, return receipt requested; or (c) prepaid recognized next business day or express delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

If to ClearPoint: [***]	If to Company: Aspen Neuroscience, Inc. 10835 Rd to the Cure San Diego, CA 92121 Attn: Legal Dept.

21.
Order of Preference. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Statement of Work, Purchase Order, or other document or form used by the Parties, the terms of this Agreement will control; provided, however, the Parties acknowledge and agree that a provision of the Statement of Work shall control if the Parties in such Statement of Work expressly state in the Statement of Work that the terms and conditions of a particular provision will control over the terms of this Agreement.
22.
Amendment; No Waiver. No amendment or modification of this Agreement or a Statement of Work shall be effective unless made in writing and signed by authorized representatives of Company and ClearPoint. No course of performance or other conduct and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement or operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by Company and ClearPoint.
23.
Rules of Construction. The headings, section numbers, and section names of this Agreement arc for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. Except where the context expressly requires otherwise: (i) the use of the singular will be deemed to include the plural (and vice versa); (ii) the words “include,” “includes,” “including” or “e.g.” will be deemed to be followed by the phrase “without limitation”; (iii) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (iv) any reference herein to any Person will be construed to include the Person’s successors and assigns; (v) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (vi) all references herein to Sections or attachments will be construed to refer to Sections or attachments of this Agreement, and references to this Agreement include all Schedules hereto; (vii) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (viii) references to “month” shall mean calendar month, “quarter” shall mean calendar quarter and “year” shall mean calendar year; and (ix) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”.
24.
Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.
25.
Entire Agreement. This Agreement, together with the attachments attached hereto and incorporated by this reference and all Purchase Orders and any Statements of Work, constitutes the entire agreement between the Parties relating to the subject matter hereof. Unless otherwise expressly agreed in writing by the Parties, if any quotation, purchase order, acceptance or other document or communication submitted in connection with purchases made by Company under this Agreement contains terms or conditions that conflict with the terms of this Agreement, the terms or conditions of this Agreement shall take precedence.

[Signature Page(s) and Attachments to Follow this Page.]

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the Effective Date by their duly authorized representatives.

CLEARPOINT NEURO, INC.		COMPANY
By:	/s/ Danilo D’Alessandro	By:	/s/ Kameel D. Farag
	(Authorized Signature)		(Authorized Signature)
Name:	Danilo D’Alessandro	Name:	Kameel D. Farag
	(Print or Type)		(Print or Type)
Title:	Chief Financial Officer	Title:	Chief Financial Officer

APPENDIX 1. Products and Pricing

Product	Pricing (USI))
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